Exhibit 10(a)

SETTLEMENT AGREEMENT AND RELEASE

THIS SETTLEMENT AGREEMENT AND RELEASE (the “Settlement Agreement”) is made and entered into as of the ____ day of September 2004 by and among the Official Committee of Equity Security Holders in the Chapter 11 case of Raytech Corporation (the “Equity Committee”), Raytech Corporation (“Raytech”), the Raytech Corporation Asbestos Personal Injury Trust (the “PI Trust”), the Official Committee of Unsecured Creditors in the Chapter 11 case of Raytech Corporation (the “Creditors’ Committee”), and Robert Carter, in his capacity as the Future Claimants’ Representative in the Chapter 11 case of Raytech Corporation (the “Future Claims Representative”).

RECITALS:

A.  On March 10, 1989, Raytech filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Connecticut (the “Bankruptcy Court”) (In re Raytech Corporation; Case No. 5-89-00293 (AHWS)).

B.  With the consent of the Creditors’ Committee and the Future Claims Representative, Raytech’s Second Amended Plan of Reorganization as modified on July 21, 2000 (the “Plan”) was confirmed by orders of the Bankruptcy Court and the United States District Court for the District of Connecticut dated August 31, 2000 and September 4, 2000, respectively.

C.  The Plan became effective on April 18, 2001.

D.  On February 12, 2002, the Equity Committee filed its Motion To Compel Raytech Corporation To Comply With Terms Of Debtor’s Second Amended Plan of Reorganization (the “Underlying Motion”). The Underlying Motion sought a determination that the number of shares issued to the creditors of Raytech under and pursuant to the Plan were in excess of the amount permitted under the Plan.

E.  The Underlying Motion was opposed by Raytech, the Creditors’ Committee, the PI Trust, and the Future Claims Representative (collectively, the “Objectors”).

F.  The PI Trust is actively engaged in providing for the needs of tort claimant beneficiaries and believes that its efforts in this regard are impaired by the litigation and that the litigation has had a chilling impact on both its current and future planning. Also, consent by the PI Trust to making the payments called for in this Settlement Agreement avoids potential expenses to it.

G.  The Equity Committee and the Objectors, without admitting liability, responsibility or wrongdoing to the other, such being expressly denied by the other, and desiring to avoid further argument, arbitration, and possible litigation, hereby settle and compromise the Underlying Motion and the claims relating thereto on the terms contained in this Settlement Agreement.

AGREEMENT:

1.  Incorporation of Opening Paragraph and Recitals. The first or opening paragraph and the recitals set forth above are incorporated into this Settlement Agreement.

2.  Finality of Settlement. This Settlement Agreement is subject in its entirety to approval from the Bankruptcy Court. Promptly after execution of this Settlement Agreement, the Equity Committee and the Objectors jointly shall file a motion and proposed order seeking approval from the Bankruptcy Court of this Settlement Agreement. This motion and proposed order shall be served on, among others, each person or entity that was a registered holder of Raytech Corporation common stock at the end of the day on April 17, 2001 (the "Record Date") (collectively, the "Registered Holders") by mailing notice of the same to each Registered Holder at the Registered Holder's last known address as set forth in Raytech's books and records. This Settlement Agreement shall become binding upon each Registered Holder and their successors, assigns, heirs, and distributees upon the entry of an order by the Bankruptcy Court pursuant to Federal Rule of Bankruptcy Procedure 9019 that is not stayed or vacated by Federal Rules of Civil Procedure 59 or 60 (hereinafter referred to as “Bankruptcy Court Approval”).

3.  Termination of Settlement Agreement. In the event this Settlement Agreement does not become final in accordance with paragraph 2 hereof, this Settlement Agreement and all negotiations, proceedings, documents prepared, and statements made in connection herewith shall be without prejudice to the parties, shall not be deemed or construed to be an admission or confession by the parties of any fact, matter, or proposition of law, and shall not be used in any manner for any purpose, and all parties shall stand in the same position as existed on the day before signing this Settlement Agreement and as if this Settlement Agreement had not been negotiated or executed.

4.  Settlement. Raytech shall distribute to each person or entity that was a Registered Holder at the end of the day on the Record Date of at least twenty (20) shares of Existing Raytech Common Stock (as such term is defined in the Plan) as set forth on Appendix A hereto (each, a “Record Date Registered Holder”) an amount equal to sixteen ($.16) cents times the number of shares of Existing Raytech Common Stock held by each Record Date Registered Holder at the end of the day on the Record Date (the "Payments"). Raytech shall distribute the Payments in full, complete, and final satisfaction of any and all claims, causes of action, or potential claims of the Equity Committee and all Registered Holders related to or arising in any way out of the Underlying Motion. No Payments shall be made to holders on the Record Date of less than twenty (20) shares of Existing Raytech Common Stock. No Payments shall be made to any Registered Holder who is not a Record Date Registered Holder. Raytech shall also pay (i) $20,000.00 in estimated legal fees and expenses incurred and to be incurred by the Equity Committee in connection with the Underlying Motion from July 2004 through implementation of this Settlement Agreement to Kaye, Scholer, LLP ("Kaye Scholer") (the "Kaye Scholer Legal Fees") and (ii) $7,000.00 in estimated legal fees and expenses incurred and to be incurred by the Equity Committee in connection with the Underlying Motion through implementation of this Settlement Agreement to Zeisler & Zeisler, P.C. ("Zeisler") (the "Zeisler Legal Fees")(the Kaye Scholer Legal Fees and the Zeisler Legal Fees are collectively referred to as the "Legal Fees").

5.  Time and Method of Distribution of Payments and Legal Fees

5.1  Time of Distribution. The Payments shall be distributed to each Record Date Registered Holder within ten (10) business days (the “Distribution Date”) after receipt of Bankruptcy Court Approval of this Agreement. The Legal Fees shall be distributed to Kaye Scholer and Zeisler, respectively, on the Distribution Date.

5.2  Method of Distribution. The Payments shall be distributed as follows:

   (a)  Checks issued by Raytech will be mailed by first class U.S. Mail on the Distribution Date to each Record Date Registered Holder’s last known address according to Raytech’s books and records. If any check is returned to Raytech by the United States Postal Service ("USPS"), Raytech will request a forwarding address from the USPS and if it receives such a forwarding address, will then forward the check to such address.

(b)  If any Payment(s) sent pursuant to paragraph 5(a) above are not negotiated within six (6) months of the Distribution Date, then any such Payment(s) shall be cancelled and such Payment(s) shall remain the property of Raytech.

6.  Mutual Release. Except for the obligations of the other party set forth herein, effective as of the Distribution Date, each party, for itself, its officers, affiliates, directors, committee members, agents, successors and assigns, and for all other persons or entities claiming by, through or under it, hereby irrevocably and unconditionally releases, acquits, and forever discharges the other party and all of its officers, directors, managers, shareholders, representatives, employees, parent, affiliated and related companies, attorneys, agents and properties, of and from any and all liabilities, obligations, debts, demands, damages, covenants, claims, counterclaims, cross-claims, actions, and causes of action, of any kind or nature whatsoever, in law or equity, whether known or unknown, past, present or future, asserted in connection with or relating to the Underlying Motion (collectively, the “Released Claims”). Other than as set forth in paragraph 4, this Settlement Agreement fully resolves and the Released Claims expressly include any obligation of the Objectors to pay the past, present and/or future costs, fees and expenses of counsel to the Equity Committee incurred or to be incurred with respect to the Underlying Motion and this Settlement Agreement.

7.  Non-Contravention. The parties hereby covenant and agree that they will not at any time, directly or indirectly, initiate, maintain, or prosecute, or in any way knowingly aid in the initiation, maintenance, or prosecution, of any claim, demand, cause of action, or proceeding (administrative or otherwise), at law, in equity, or otherwise, against any other party for any claim, damage, loss, or injury of any kind arising out of or in any way connected with any occurrence, act, failure to act, statement, or omission with respect to which a release has been given herein.

8.  Reservation of Claims. Notwithstanding the releases provided for above, each of the Equity Committee and the Objectors expressly reserves and excepts from any release set forth herein any and all claims it may have arising under or related to any dispute other than the Underlying Motion. Nothing set forth herein shall constitute a release or discharge of any person other than the persons expressly released under the terms of this Settlement Agreement.

9.  Other Undertakings. Raytech and the Creditors' Committee hereby covenant and agree that they shall provide notice to the Equity Committee, with a copy to Kaye Scholer, of the date that the Creditors' Committee is dissolved or disbanded, such notice to be provided within ten (10) business days of such dissolution. The Equity Committee shall be dissolved or disbanded effective as of the same date that the Creditors' Committee is dissolved or disbanded.

10.  Warranties and Representations. Each of the parties hereto represent and warrant to the other parties that: (i) it is duly authorized and entitled to execute this Settlement Agreement; (ii) all necessary directions, consents, resolutions and authorizations, as the case may be, have been obtained; (iii) the person executing this Settlement Agreement on behalf of such party is duly authorized to execute this Settlement Agreement on behalf of such party; (iv) by its execution hereof such party intends to be legally bound hereby; (v) such party holds all of its respective right, title and interest in any of the Released Claims that it may have; and (vi) such party has not made any assignment of the Released Claims.

11.  Entire Agreement. This Settlement Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof and supersedes all negotiations, representations, prior discussions, and preliminary agreements between the parties relating to the subject matter hereof. This Settlement Agreement may not be amended or modified except in writing, signed by the parties to be bound thereby, or signed by their respective attorneys.

12.  Mutual Drafting of Agreement. None of the parties to this Settlement Agreement shall be considered its drafter for the purpose of any statute, case law or rule of interpretation or construction that would or might cause any provision to be construed against the drafter hereof.

13.  Legal Counsel. EACH PARTY HEREBY ACKNOWLEDGES AND AGREES THAT: (A) IT HAS HAD THE OPPORTUNITY TO OBTAIN, AND HAS IN FACT OBTAINED, THE ADVICE OF LEGAL COUNSEL OF ITS OWN CHOOSING IN THE NEGOTIATION AND PREPARATION OF THIS SETTLEMENT AGREEMENT; (B) IT HAS READ THIS SETTLEMENT AGREEMENT; (C) IT HAS HAD THIS SETTLEMENT AGREEMENT FULLY EXPLAINED TO IT BY SUCH COUNSEL; AND (D) IT IS FULLY AWARE OF THIS CONTENTS AND LEGAL EFFECTS OF THIS SETTLEMENT AGREEMENT.

14.  No Admissions. This is a compromise and settlement of disputed claims and neither this Settlement Agreement nor the execution and performance of this Settlement Agreement shall constitute an admission of any liability or fault by any party hereto, or its or their respective agents, servants, employees, officers, directors, attorneys, partners, members, successors or assigns.

15.  Binding Nature of Agreement. Regardless of any change in the law that might occur after the date that all parties have signed this Settlement Agreement, this Settlement Agreement shall be binding upon, and inure to the benefit of, each of the undersigned and their successors and assigns upon Bankruptcy Court Approval.

16.  Counterparts; Facsimile Signatures. This Settlement Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Settlement Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. Facsimile (fax) transmission of a signature shall be the same as the delivery of an original signature.

17.  Miscellaneous. This Settlement Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto. If any party hereto breaches this Settlement Agreement and the other party files suit, the prevailing party shall be entitled to recover, from any non-prevailing party, the prevailing party’s costs, expenses, and reasonable attorneys’ fees incurred in such action. This Settlement Agreement shall be interpreted, construed, and enforced in accordance with and governed by the laws of the State of Connecticut and, subject to the exclusive jurisdiction of the Bankruptcy Court during the pendency of the bankruptcy proceeding, each of the parties hereto hereby submits to the personal jurisdiction of the courts located in the State of Connecticut. All warranties, representations, indemnities, covenants, and other agreements of the parties hereto which are set forth herein shall survive the execution and delivery of this Settlement Agreement, and shall, notwithstanding the execution and delivery of this Settlement Agreement, thereafter continue in full force and effect.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Settlement Agreement and Release as of the day and year first above written.

“Equity Committee”           The Official Committee of Equity Security Holders

By: ________________________________
Stephen E. Garcia
Matthew K. Beatman (ct08923)

“Creditors’ Committee”     The Official Committee of Unsecured Creditors

By: ________________________________
Trevor W. Swett, III (ct17425)

“PI Trust”               The Raytech Corporation Personal Injury Settlement Trust

By: ________________________________
William S. Fish, Jr. (ct05349)

“Future Claims Representative”   Robert Carter, not individually but solely in his capacity as the Future Claims Representative

By: ________________________________
Carl T. Gulliver (ct00944)

“Raytech”              Raytech Corporation

By: ________________________________
Elizabeth J. Austin (ct04384)